UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No.1)

Commission File Number 333-204161

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ALPINE AUTO BROKERS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

5500
(Primary Standard Industrial Classification Code Number)

38-3970138
(I.R.S. Employer Identification Number)

749 South State Street
Salt Lake City, UT 84121
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Jason E. Wilkinson, President
Alpine Auto Brokers, Inc.
749 South State Street
Salt Lake City, UT 84121
 (801) 455-8488
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer 	Accelerated filer 
Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company 

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	350,000	$0.10	$35,000	$4.07

TOTAL	350,000	$0.10	$35,000(1)	$4.07
(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

A Registration Statement relating to these securities has been filed with the Securities Exchange Commission.  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), and will therefore be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See Risk Factors, beginning on page 5.

Prospectus (Subject to Completion)

Dated _________, 20___

PROSPECTUS

Alpine Auto Brokers, Inc.
350,000 Shares of Common Stock Offered by
Alpine Auto Brokers, Inc.

	Per Share	Total

Public Offering Price sold by the Company …	$0.10	$35,000

Underwriting discounts and Commissions…	$0.00	$0.00

Proceeds to Alpine Auto Brokers, Inc…	$0.10	$35,000

Net Proceeds to Alpine Auto Brokers, Inc. (1)…	0.10	$24,000
(1)	Total reflects an estimate of expenses including: accounting and audit $8,000, $2,000 EDGAR services and $1,000 for transfer agent setup and initial certificate issuances.

We are offering to the public 350,000 shares of common stock, at $0.10 per share for a total of $35,000, in a “direct public offering” on an “all-or-none” basis through our sole officer and director, Mr. Jason E. Wilkinson. Assuming we complete the sale of the 350,000 shares, raising the full $35,000; after payment of offering expenses of $11,000 as disclosed in “Summary of the Offering” on page 3 of this prospectus, our net proceeds will be $24,000. This offering terminates in 12 months after commencement of this offering, on ____, 20___. If we do not sell all of the 350,000 shares being offered prior to the termination date, we intend to promptly return all money paid for shares to the purchasers within 24 hours of the termination date, without interest and without deduction, although all the money may not be returned because it may be subject to creditors’ claims. At this time we do not have any outstanding creditor claims.

This is our initial public offering, and no public market currently exists for our Shares. The securities being registered in this offering may not be liquid since they are not listed on any exchange or quoted through an OTC market, and a market for these securities may not develop. The offering price may not reflect the market price of our Shares after the offering. We intend to file for inclusion of our common stock on an Over-the-Counter market; however, there can be no assurance that FINRA will approve the inclusion of the common stock. There is a $500 minimum purchase requirement for prospective stockholders.  All funds will be placed into a separate corporate account, not in an escrow or trust account, and as such, it may be subject to creditor’s claims. At this time we do not have any outstanding creditor claims.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 4 where we describe specific risks associated with an investment in Alpine Auto Brokers, Inc., and these securities before you make your investment decision.

Our auditor has issued a going concern opinion expressing substantial doubt about our ability to continue as a going concern.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), and will therefore be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See Risk Factors, beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS __________, 201___.

PROSPECTUS SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us" and “Alpine” refer to Alpine Auto Brokers, Inc.

We were incorporated as Alpine Auto Brokers, Inc. on May 12, 2011, in the State of Nevada for the purpose of locating and purchasing used vehicles at auctions, from private individuals, from other dealers and selling these vehicles specifically to consumers in Salt Lake City, Utah. On January 1, 2014 we acquired 100 percent of the membership interests of Alpine Auto Brokers, LLC, a Utah Limited Liability Company formed on December 10, 2010. Alpine Auto Brokers, LLC commenced operations of selling vehicles in approximately March 2011.   We now operate through our wholly-owned subsidiary, Alpine Auto Brokers, LLC.  Our dealership and executive offices are located at 749 South State Street, Salt Lake City, Utah 84111.

We have focused on selling older model vehicles with a price range of $3,000 to $50,000. Most of the vehicles we sell are priced under $25,000. The majority of our customers have good credit and get their financing from local banks and credit unions.

As of December 31, 2014, we had $107,224 in current assets and current liabilities in the amount of $25,014. Accordingly, we plan to expand our operations by increasing our standing inventory, and increasing our throughput. To accomplish these goals, we expect that we will need to purchase vehicles at a greater rate, and possibly move to a better retail location. We hope that having a greater selection of vehicles available at any given time will further increase demand.  We will need additional financing to accomplish our expansion plans.

No member of our management or any of our affiliates have been previously involved in the management of a development stage company that has not implemented its business plan, engaged in a change of control or similar transaction or has generated no or minimal resources to date.

As of the date of this prospectus we have one officer who also serves as our sole director, our sole employee and who we anticipate will devote 20 to 30 hours a week to the company going forward. Additionally, even with the sale of securities offered hereby, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. It is possible we will sustain operating losses for at least the next 12 months. Even if we sell all the securities offered, a substantial portion of the proceeds of the offering will be spent for costs associated with the offering, fees associated with SEC reporting requirements, and website development. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plan of operation.

ALPINE’s address and phone number are:

Alpine Auto Brokers, Inc.
749 S. State Street
Salt Lake City, UT 84111
(801) 455-8488

Summary of the Offering

New Securities Offered…(1)	350,000 shares of common stock, $0.001 par value per share.

Price Per Share…(2)	$0.10

Minimum Purchase…	$500/5,000 shares of common stock

Common Stock Outstanding before Offering…	1,000,000 shares of common stock

Common Stock Outstanding after Offering…	1,350,000 shares of common stock

Estimated Total Proceeds…	$35,000

Offering Expenses…(3)	$11,000

Net Proceeds after Offering Expenses…	$24,000

Use of Proceeds…	Other than the expenses of the offering, the proceeds of the offering will be used for; inventory, accounting, marketing, legal, and general working capital.

Subscriptions…	Subscriptions are to be made payable to “Alpine Auto Brokers, Inc.”
(1)	Management may not, and will not purchase any shares in this offering.
(2)
Currently there is no trading market for our stock.  We intend to apply for quotation on the OTCQB and will require assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

(3)	Total reflects an estimate of costs including: accounting and audit $8,000, $1,000 for transfer agent setup and initial certificate issuances, and 2,000 for EDGAR/XBRL services.

RISK FACTORS

Investors in ALPINE should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

If we do not obtain additional financing, our business expansion plans will be delayed and we may not achieve profitable operations.

We have limited assets and will require additional capital to complete the development of our business expansion plans. As of December 31, 2014, we had cash in the amount of $55,981. Our business plan calls for ongoing expenses in increasing inventory, staff, and marketing, and possibly moving to a better retail location. If no additional financing is secured, we will not be able to pay our expenses to pursue our business plan. If that is the case, our business will not grow as desired. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. If we are unable to succeed in marketing our dealership and making sufficient sales to support our expanded business operations, we may be unable to achieve profitable operations. We estimate that the net proceeds of $24,000 from this offering will be adequate to allow operations for the next 12 months.

Risks Associated with Our Business Model

If we are unable to succeed in marketing our dealership and making sufficient sales to support our expanded business operations, we will be unable to achieve profitable operations, and our business may fail.

If we are unable to succeed in marketing our dealership and making sufficient sales to support future business operations, we will be unable to achieve profitable operations. Any time business operations are expanded, there is a substantial risk that sales will not meet expectations or even cover future increased cost of operations. General market conditions are unpredictable, and sales might be slow or even non-existent, and/or the products might not fit the needs of our target market sufficiently to induce sales. There is no way to predict the volume of product sales that will occur or even if sales will be sufficient to support our future operations. Numerous factors beyond our control may affect the marketability of the products offered. These factors include, but are not limited to, consumer demand and emerging competition. The exact effect of these factors cannot be accurately predicted, but it is possible they may result in our not receiving an adequate return on our invest

If new competitors enter the market and emulate our business model, our sales and profitability may be materially negatively impacted.

Used Vehicle Sales is a highly competitive arena with competition continually increasing. There is no assurance that there will not be future competition from other companies that could potentially enter the market and try to emulate our business model. This could result in a decrease in revenue, reduced operating margins and a loss of market share for us at a later date. To remain competitive in both revenue and access to resources and capital, we may be required to make substantial investments in our advertising, financing, and sales and marketing activities. In addition, in the event that competitors enter the marketplace, we might face pressure from competitors on the sales prices of our products, as well as from potential customers. As a result of any of these factors, there could be a material adverse effect on our sales and profitability.

If general economic conditions change, sales may be negatively impacted, and our business may fail.

The national economy is affected by numerous factors and conditions, all of which are beyond our control, including (a) Interest rates; (b) Inflation; (c) Employment levels; (d) Changes in disposable income; (e) Financing availability; (f) Federal and state income tax policies; and (g) Consumer confidence. In uncertain economic times, consumers are more likely to purchase used vehicles than new vehicles because new vehicles are more expensive and depreciate quickly in the early years of ownership. Employment and economic uncertainty tends to encourage fiscal responsibility, which increases sales of used cars. If national economic conditions and economic conditions in the Salt Lake City area specifically, improve dramatically, consumer spending may trend away from used vehicles and begin to favor new vehicles. Similarly, if economic conditions locally or nationally become significantly worse, consumers may forego purchasing used vehicles for repairing their current vehicles or public transportation. Also, worsening economic conditions may prompt the federal government into supporting another stimulus package, which might encourage consumers to purchase new vehicles, but not used ones. Any of these changes in economic conditions could have a negative material impact on our business and cause us to fail.

If we are unable to continually restock our inventory, we will be unable to sustain or increase our sales pace, and our profitability may be materially negatively impacted.

We currently purchase vehicles for our dealership inventory from auctions held across the nation, private individuals, and other dealerships. The availability of vehicles through these pipelines may fluctuate. It is possible that we will be unable to purchase a sufficient number of vehicles to keep a full inventory of used vehicles, particularly as we are planning to increase our base inventory level. If we are unable to keep a full inventory of used vehicles, our sales volume may decrease, and our revenue and profitability may be materially negatively impacted. If the availability of used vehicles is reduced, we may need to pay more than standard prices or pay transportation fees to purchase vehicles from other geographic areas. Either would increase our expenses and reduce our profitability and our business may fail.

If alternative forms of transportation become more affordable and widely available, our sales may be impacted, and our business may fail.

Consumers purchase used vehicles for a number of reasons, including the affordability and practicality of used vehicles. Any number of events could impact the public’s view of used vehicle affordability. If economic conditions improve, consumers may have more disposable income for large purchases, such as new vehicles. If new vehicle prices drop significantly, consumers may be lured away from used vehicles to new vehicles. If economic conditions deteriorate, consumers may forego individual transportation altogether, and begin to support and utilize public transportation more fully. Any of these events, or other currently unforeseen events, could serve to reduce consumer demand for used vehicles, negatively impact our business, and cause our business to fail.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company.

We are not yet a registered company and will not be so until this S-1 is effective. Until then we will only be subject to the reporting requirements imposed by Section 15(d) of the Exchange Act which state that we will be required to file supplementary and periodic information, documents, and reports.  However, after effectiveness of this S-1 we intend to file Form 8-A registering a class of securities under Section 12, subjecting us to the full reporting requirements.

Until then, and as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereafter.

Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.”

Even if we no longer qualify as an “emerging growth company”, we may still be subject to reduced reporting requirements so long as we are considered a “Smaller Reporting Company.”

Many of the exemptions available for emerging growth companies are also available to smaller reporting companies like us that have less than $75 million of worldwide common equity held by non-affiliates.  So, although we may no longer qualify as an emerging growth company, we may still be subject to reduced reporting requirements.

As a result of placing your invested funds into a separate corporate account as opposed to an escrow account, the funds are subject to attachment by creditors of the company and would become part of the bankruptcy estate in the event that we file for bankruptcy or our creditors file an involuntary bankruptcy petition against us, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a separate corporate account during the entire offering period, rather than an escrow account, management will have immediate and direct access to the funds during the entire offering period. Thus creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Additionally, the funds in the corporate account will become part of the bankruptcy estate in the event we file for bankruptcy or our creditors file an involuntary bankruptcy petition against us. Investors would lose all or part of their investments, regardless of whether or not the offering closes. We do not have any plans to file for bankruptcy and we are not aware of any creditors that plan to file an involuntary bankruptcy petition against us.

We will be competing with better established companies.

There are other companies whose contacts and expertise may be more advanced than ours, and whose methods of marketing and resale may be more cost-effective. Further, we will be facing competition from better establihed companies, which may have better local, regional and national connections, and whose efforts produce larger sales and revenues.

We are significantly dependent on our sole officer and director, who lacks experience running a public company. The loss or unavailability to ALPINE of Mr. Wilkinson’s services would have an adverse effect on our business, plan of operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Jason Wilkinson, our president. It would be difficult to replace Mr. Wilkinson at such an early stage of development. The loss by or unavailability to ALPINE of Mr. Wilkinson’s services would have an adverse effect on our business, plan of operations and prospects, in that our inability to replace Mr. Wilkinson could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Wilkinson, should his services be discontinued.

In the event that we are unable to locate or employ personnel to replace Mr. Wilkinson, we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Mr. Wilkinson has no experience in running a public company. The lack of experience in operating a public company could impact our return on investment, if any.

As a result of our reliance on Mr. Wilkinson, and his lack of experience in operating a public company, our investors are at risk in losing their entire investment. Mr. Wilkinson intends to hire personnel in the future, when sufficiently capitalized, who would have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such a future offering occurs, and until such management is in place, we are reliant upon Mr. Wilkinson to make the appropriate management decisions.

Mr. Wilkinson is involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Wilkinson’s limited time devotion to ALPINE could have the effect on our plan of operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Wilkinson is currently and may continue to be involved with other businesses. Mr. Wilkinson is planning on allocating an additional 20 hours a week to the affairs of ALPINE; however there can be no assurance that he will continue to provide services to us. Mr. Wilkinson will devote only a portion of his time to our activities.

Since one stockholder, upon completion of the offering will beneficially own the majority of our outstanding common shares, a single stockholder will retain the ability to control our management and the outcome of corporate actions requiring stockholder approval notwithstanding the overall opposition of our other stockholders.

Mr. Wilkinson will own approximately 74.07% of our outstanding common shares after completion of the offering. As a consequence of his stock ownership position, Mr. Wilkinson will retain the ability to elect a majority of our board of directors, and thereby control our management. These individuals will also initially have the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. The concentration of ownership by these individuals could discourage investments in our company, which might have a negative impact on the value of our securities.

As a result of Mr. Wilkinson’s majority ownership of our outstanding common shares after this offering, Mr. Wilkinson will control our issuance of securities after the offering.

As a consequence of Mr. Wilkinson’s controlling stock ownership position, acting alone he will be able to authorize the issuance of securities that may dilute and otherwise adversely affect the rights of purchasers of stock in the offering, including preferred stock. Additionally, he may authorize the issuance of these securities to anyone he wishes, including himself and his affiliates at prices significantly less than the offering price.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares may be substantially higher than the net tangible book value of our Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.040 or  40.0% in the offering. See “Dilution”

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC market maker for sponsorship of our securities on an Over-the-Counter market, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on an OTC market, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “all or nothing,” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

All of our reports will be able to be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Alpine Auto Brokers, Inc., files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.E.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2014, after giving effect to and as adjusted to give effect to the sale of the 350,000 common shares offered in this prospectus.

	As of December 31, 2014 (Audited)	AS ADJUSTED For the Offering Proceeds
Total Current Liabilities:	$25,014	$25,014

Stockholders’ Equity:
Preferred Stock, $0.001 par value; 10,000,000 shares authorized;	-	-
Common Stock, $0.001 par value; 100,000,000 shares authorized;
1,000,000 shares issued and outstanding	1,000	1,350
1,350,000 shares issued and outstanding as adjusted following 350,000 issued in this offering	-	-
Additional paid-in capital	160,156	184,156
Retained Earnings (deficit)	78,946	78,946
Stockholders’ Equity	$82,210	$82,210
Total Capitalization	$107,224	$131,224

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our plan of operations, and the net proceeds of this offering $24,000 and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for more inventory, personnel, new retail location, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures. The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $24,000. We estimate that the net proceeds of $24,000 will be adequate to allow operations for the next 12 months. We intend to utilize the estimated net proceeds following the offering for the following purposes:

Amount
Total Proceeds	$35,000

Less: Offering Expenses
Accounting and Audit	$8,000
Transfer Agent Fees	1,000
EDGAR Fees	2,000

Net Proceeds from Offering	$24,000

Use of Net Proceeds

Accounting Fees (1)	$4,000

Working Capital (2)	$20,000

Total Use of Net Proceeds	$24,000
(1)	Accounting Fees. We have allocated up to $4,000 in services in assisting us in our SEC reports and preparation of our financial statements for a twelve month period.
(2)
Working Capital. Includes any application deemed appropriate for the company to continue operations, including but not limited to the expenses relating to increased inventory, marketing and website development..

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

	our start up status;
	prevailing market conditions, including the history and prospects for the industry in which we compete;
	our future prospects; and
	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

As of June 30, 2015 , our common stock had a net tangible book value of approximately $57,209 or $0.082 per share. After giving effect to the receipt of the net proceeds from the shares offered in this prospectus at an assumed initial offering price of $0.10 per share, our pro forma net tangible book value at June 30, 2015 , would have been $81,204.93 or $0.060 per share. This results in immediate dilution per share to investors of $0.040 or 40% . The following table illustrates dilution to investors on a per share basis:

Offering price per share...	$0.10
Net tangible book value per share before offering…	$0.057
Increase per share attributable to investors…	$0.003
Pro forma net tangible book value per share after offering…	$0.060
Dilution per share to investors…	$0.040

The current shareholder of the Company acquired 1,000,000 shares of the Company’s Common Stock on January 1, 2014 for an effective cash contribution of $97,941, or $0.098 per share.  Shares in this offering are being offered to investors at $0.10 per share.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

Shares Offered By Us

We are offering to the public 350,000 shares of common stock, at $0.10 per share, in a “direct public offering,” on an “all-or-nothing” basis, through our sole officer and director. This offering terminates in 12 months after the date of effectiveness of this registration, on ________, 201__ (“Termination Date”).  There will be no extension offered for this registration statement. If we do not sell all of the 350,000 shares being offered prior to the termination date, all money paid for shares will be promptly returned to the purchasers within 24 hours of the Termination Date, without interest and without deduction. Purchasers’ investments will be returned in the form of a check by certified U.S. mail to their address of record. The total amount of the proceeds of the offering must be received, and accepted by the corporation by the termination date.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is a $500 minimum purchase requirement for prospective stockholders.  There is no arrangement to place funds in an escrow, trust, or similar account.

Funds received prior to reaching the 350,000 shares will be held in a non-interest bearing corporate account with Chase, and will not be used until the offering is completed. This corporate account is an account which is separate from our existing operations account, and that will be utilized exclusively to hold the money raised in this offering until the requisite $35,000 is raised. The account is managed and monitored by management of ALPINE to handle the processing of all subscription funds, however the funds will not be used until we sell the requisite 350,000 shares. If we do not sell 350,000 shares within twelve months after commencement of this offering, the offering will terminate and all money paid for shares will be returned to the purchasers, without interest and without deduction; within 24 hours of the termination of the offering if not fully subscribed within the twelve months.

As a result of placing your invested funds into a separate corporate account that is managed and monitored by management of the Company as opposed to an escrow or trust account, creditors of the Company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Additionally, the funds in the corporate account will become part of the brankruptcy estate in the event we file for bankruptcy or our creditors file an involuntary bankruptcy petition against us. Investors would lose all or part of their investments, regardless of whether or not the offering closes.

If we were to be unsuccessful in achieving the offering, funds will be redistributed to all investors who have purchased the shares offered in this prospectus. Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of twelve months after commencement of this offering or until we have sold all of the shares offered in this propectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

We will sell the shares on a “direct public offering,” “all or none,” basis through our officer and director, Jason Wilkinson, who may be considered an underwriter as that term is defined in Section 2(a) (11). Mr. Wilkinson will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Wilkinson intends to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family and other associates of Mr. Wilkinson through personal contacts; there will be no direct mail or advertising associated with this offering;
•	Shares will be offered to individuals who have expressed interest to Mr. Wilkinson in regards to investing in a small auto dealership;

Mr. Wilkinson will be relying on, and complying with, Rule 3a4-1(a) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;
•
he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of ALPINE otherwise than in connection with transactions in securities; and

•
he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months

Mr. Wilkinson will comply with the guidelines enumerated in Rule 3a4-1(a). Neither Mr. Wilkinson, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by ALPINE to each offeree;
•	the subscription is completed by the offeree, and submitted with check to ALPINE where the subscription and a copy of the check is sent to counsel for review;
•	each subscription is reviewed by counsel for ALPINE to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by Mr. Wilkinson, and the funds are deposited into an account labeled: Alpine Auto Brokers, Inc., within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check un-deposited within 24 hours of determination of non-acceptance.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The sole member of our Board of Directors serves without compensation until the next annual meeting of stockholders, or until his successor has been elected. The officers serve at the pleasure of the Board of Directors. At present, Jason Wilkinson is our sole officer and director. Information as to the director and executive officer is as follows:

Name	Age	Title
Jason E. Wilkinson	34	President, Secretary, Treasurer and Director

Duties, Responsibilities and Experience

Jason E. Wilkinson is currently the President, Secretary, Treasurerand and sole Director of Alpine Auto Brokers, Inc. Mr. Wilkinson attended the University of Utah and graduated with an undergraduate degree in economics in May 2006. He later attended law school at Thomas Jefferson School of Law and graduated with a juris doctorate in May of 2011. Mr. Wilkinson has devoted a portion of his time to Alpine Auto Brokers since it’s inception in 2011. From May, 2011 to present, Mr. Wilkinson has worked as law clerk and associate attorney at  Anderson Call & Wilkinson., a law firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the date of this prospectus, and as adjusted giving effect to the sale of 350,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner	Number Of Shares	Percent Before Offering	Percent After Offering
Jason Wilkinson	1,000,000(1)	100%	74.07%

All Directors, Officers and Principle Stockholders as a Group	1,000,000	100%	74.07%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES
Common Stock

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, 1,000,000 shares were outstanding as of the date of this prospectus. Upon sale of the 350,000 shares offered herein, we will have outstanding 1,350,000 shares of common stock.  Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights, but are entitled to one vote for each shares of common stock they hold. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of ALPINE, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series.

Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;

•	to issue the shares;

•	to fix the number of shares;

•	to change the number of shares constituting any series; and
•	to provide for or change the following:

•	the voting powers;

•	designations;

•	preferences; and

•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:

•	dividend rights (including whether dividends are cumulative);

•	dividend rates;

•	terms of redemption (including sinking fund provisions);

•	redemption prices;

•	conversion rights; and

•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

	20 to 33%
	33% to 50%
	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do exempt our common stock from the control share acquisition act.

INTEREST OF NAMED EXPERTS AND COUNSEL

Brunson, Chandler, & Jones PLLC has issued an opinion that the shares being issued pursuant to this offering, upon issuance, are duly authorized and validly issued, fully paid, and non-assessable.

The audited financial statements of ALPINE, as of December 31, 2014, are included in this prospectus and have been audited by Pritchett, Siler & Hardy, P.C, independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of ALPINE will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

	any breach of the director’s duty of loyalty to us or our stockholders
	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
	or under applicable Sections of the Nevada Revised Statutes
	the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
	for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means, they are required to exercise good faith and fairness in all dealings affecting ALPINE. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in ALPINE in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

DESCRIPTION OF BUSINESS

OVERVIEW

We were incorporated as Alpine Auto Brokers, Inc. on May 12, 2011, in the State of Nevada for the purpose of locating and purchasing used vehicles at auctions, from private individuals, from other dealers and selling these vehicles specifically to consumers in Salt Lake City, Utah. On January 1, 2014 we acquired 100 percent of the membership interests of Alpine Auto Brokers, LLC, a Utah Limited Liability Company formed on December 10, 2010.  We now operate through our wholly-owned subsidiary Alpine Auto Brokers, LLC.  Our dealership and executive offices are located at 749 South State Street, Salt Lake City, Utah 84111.

We have focused on selling older model vehicles and a price range of $3,000 to $50,000. Most of the vehicles we sell are priced under $25,000. The majority of our customers are have good credit  and get their financing from local banks and credit unions.

          We purchase anywhere from 0-6 vehicles a month. Our dealership only has internal display space for up to 12 vehicles. We do not have external display space.

Our vehicle inventory is usually between 2 to 6 vehicles. We try to have inventory that has low mileage for the year it was manufactured (less than 10,000 miles per year).  We have found that low mileage vehicles have greater demand and sell more easily than high mileage vehicles.

Used Vehicles

Consumers who are seeking transportation have a number of options available to them. We compete to sell used vehicles to consumers. Following are some of the advantages for consumers to choose used vehicles over new vehicles. We seek to educate consumers regarding these reasons to further our business goals.

affordability

The purchase price of a used vehicle is significantly less than the purchase price of a new vehicle.

Avoiding Depreciation

When a new vehicle is driven off the dealership lot, its value will drop significantly in the early years of ownership. A new mainstream vehicle typically loses signifigant percent of its value in the first two years of ownership. Used vehicles have often already depreciated significantly and, lose additional value at a much slower rate.

Improving Reliability

The reliability and durability of vehicles has progressively increased over the years.

Affordable Options

Options such as sunroofs and navigation systems are exceedingly expensive when buying a new vehicle. This definitely applies when dealing with a manufacturer that packages many of them together. When buying used vehicles, a consumer gets more of these options for their money. The buyer may not be able to afford many options on a new vehicle, but they may be able to find a used vehicle with some of the features they are seeking.

Advantages over Leasing

Some consumers choose to lease new vehicles rather than buy new or used ones. However, there are disadvantages associated with leasing as well. If consumers do not like the vehicle, there are usually fees involved in the early termination of a lease. Additionally, some leasing companies will require the lessee to pay off the remainder of the vehicle lease contract before releasing them from the lease. Leasing a vehicle can also lead to higher insurance rates since a leased vehicle may require more coverage than a purchased used vehicle. Most leases have a limit on the number of miles the lessee may drive, usually anywhere between 12,000 and 15,000 allowable miles per year. Excessive mileage costs more money. Like mileage, there are limitations on the wear of a vehicle under a lease. Exceeding these wear limitations may result in more fees. Stringent credit requirements for leasing also present an obstacle to many people.

Used Automobile Dealership Industry

The economic recession wounded nearly every U.S. industry. New automobile dealerships in particular have confronted huge challenges and are striving to adapt and endure in this economy. Used automobile dealerships, however, have realized some major advantages over new automobile dealerships during the past recession. Consumers seeking more value for their money are may be discouraged by the high rate of depreciation of new vehicles. Even though the economy has shown signs of improvement, many consumers may avoid buying big-ticket items such as new vehicles. Many consumers are now looking for more practical and less expensive transportation options, and are recognizing the benefits and cost-effectiveness of buying a used vehicle.

Our Products

The potential rising demand of increasingly value-conscious consumers for affordable vehicles in Northern Utah might result in what we anticipate will be a highly receptive potential market for our planned growth. Consumers who are now carefully rationing their expenditures are seeking products that will satisfy their need for reasonably priced vehicles. We feel that the high rate of depreciation of new vehicles combined with the increased reliability of used vehicles will also contribute to consumer demand for our products, and support our planned growth.

We are a used automobile dealership engaged in the business of purchasing used vehicles at auctions, from private parties, and from other dealers, and selling those vehicles to consumers in Salt Lake City, Utah. Our subsidiary started as a used automobile dealership, known as Alpine Auto Brokers, LLC, in 2010. We have remained in the same location on State Street in Salt Lake City since our inception. Our location on State Street is located in an area that has a large number of new and used auto dealerships – a central location where consumers go when considering a vehicle purchase.

Currently, We have focused on selling older model vehicles in a price range of $3,000 to $50,000. Most of the vehicles we sell are priced under $25,000. The majority of our customers are have good credit  and get their financing from local banks and credit unions. We do not provide any financing for our customers.

Presold Vehicles

Along with selling a retail inventory of vehicles to unknown customers, we also act as a buying agent to assist in locating a vehicle that a known customer would like to purchase from the Manheim networks of automobile auctions. We agree with the customer in advance of the acquisition of the vehicle concerning the amount of mark up of the resale price that will be charged to the customer. When we act as a buying agent for the customer, we have a general inventory risk until the car is sold to a consumer. When we assist a customer with locating a vehicle they would like to purchase, we know the customer’s identity, and the customer determines which vehicle will be purchased. These sales are called “presold vehicles.”

Expansion of Operations

We plan to increase our sales through one of two methods. First, we will seek to identify and lease a larger location with outside display space. This would allow us to hold more cars in inventory, attracting more customers by having a greater selection of vehicles. We expect that this strategy would increase our sales significantly.

We have not identified, and may not be able to identify or lease a larger property in an ideal location for a used vehicle dealership. Also, we may determine that a larger lot is not the best growth strategy for us. In this case, we will then pursue our alternative growth plan, which consists of increasing sales of used vehicles through increased online advertisements and completion of our Company  website www.alpineab.com (currently under construction).

Sales and Distribution Strategy

Our goal is for our company to become a growing dealership in the used automobile marketplace in Salt Lake City, Utah. In order to achieve our goal, we intend to increase awareness of our products with potential customers. We intend to do this primarily by engaging in traditional online media advertising. We advertise our vehicles for sale on various internet websites from time to time, including www.ksl.com, www.autotrader.com, www.craigslist.com. A value-conscious public could pull our products through the supply chain if they are properly educated regarding our products and the benefits of buying used as opposed to new vehicles. Local discount online classified advertising are affordable and effective marketing tools for reaching our target audience. We intend to use both regularly in order to promote and sell specific vehicles in our inventory. Our marketing efforts will be focused in the state of Utah, and specifically the Salt Lake City area.

Competition

We compete with a number of established dealerships who sell used vehicles in and around Salt Lake City, Utah. Some of these companies enjoy brand recognition and a inventory which greatlyexceeds that of our brand name. We compete with several dealerships, which have significantly greater financial, distribution, advertising, and marketing resources than we do, including:
•	Low Book Sales CJ Prestman
•	First Class Cars

We compete primarily on the basis of quality, and price. We believe that our success will depend upon our ability to remain competitive in our product areas. The failure to compete successfully in the future could result in a material deterioration of customer loyalty and our image and could have a material adverse effect on our business.

Regulatory Matters

Used Car Rule

Automobile dealers who sell more than five used vehicles in a 12-month period must comply with the Federal Trade Commission's (FTC’s) Used Car Rule. A dealer must post a Buyers Guide before he “offers” a used vehicle for sale. A vehicle is offered for sale when he displays it for sale or lets a customer inspect it for the purpose of buying it, even if the car is not fully prepared for delivery. This requirement also applies to used vehicles for sale on the lot through consignment, power of attorney, or other agreement. The Used Car Rule was enacted to prevent and discourage oral misrepresentations and unfair omissions of material facts by used motor vehicle dealers concerning warranty coverage. The main purpose of the Guide is to provide important information to consumers about used vehicles they are considering purchasing and to ensure that consumers get information in writing about any warranty protection they have if there is a problem with the vehicle.

Previously titled or not, any vehicle driven for purposes other than moving or test driving is considered a used vehicle, including light-duty vans, light-duty trucks, demonstrators, and program cars that meet the following specifications:

	a gross vehicle weight rating (GVWR) of less than 8,500 pounds;
	a curb weight of less than 6,000 pounds; and
	a frontal area of less than 46 square feet.

Exceptions to the Rule are:

	motorcycles;
	any vehicle sold for scrap or parts if the dealer submits title documents to the appropriate state authority and obtains a salvage certification; and
	agricultural equipment.

The Patriot Act

The purpose of the Patriot Act is to strengthen existing requirements and enact new regulations dealing with terrorism, homeland security and financial disclosures to prevent the funding of terrorist activities, domestically and abroad. The Act requires dealerships to establish and maintain anti-money laundering programs. The Act also requires dealers to respond to information requests from Federal government law enforcement agencies. Upon receipt of such a request, a dealership must expeditiously search its records to determine whether it maintains or has maintained any account for, or has engaged in any transaction with, each individual, entity, or organization named in the government's request.

State Regulations

The state of Utah currently requires every dealership to be bonded for $75,000. The current cost of maintaining this bond is $750 per year. There is the possibility that the bond amount may be increased by the state legislature. If this occurs, the cost of maintaining the bond would increase. Also, the requirements associated with qualifying for a larger bond will be more restrictive, and there is a chance that we would not qualify.

Intellectual Property Protection

We do not currently have any intellectual property, and we do not have plans to acquire any intellectual property.

Employees

We currently have one employee, our sole officer and director, Jason Wilkinson. Our President oversees all responsibilities in the areas of corporate administration, business development, and research. We send all our reconditioning to outside mechanics.

Description of Property

Our dealership and executive offices are located at 749 South State Street, Salt Lake City, Utah 84111. We do not have a lease in place with the current landlord. We have been occupying the same location since December 2010.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Historical results and trends should not be taken as indicative of future operations. Management's statements contained in this report that are not historical facts are forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "prospects," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We estimate that the net proceeds of $24,000 will be adequate to allow operations for the next 12 months.

Results of Operations for the six months Ended June 30, 2014 and 2015

We generated $353,624 in revenue for the six months ended June 30, 2014 , as compared with $112, 477 for the  six months ended June 30, 2015 . The decrease is attributed to fewer vehicle sales in the later period.

Our cost of sales of $114,275   resulted in a gross loss of $1,798 or 1.6% of our revenues for the six months ended June 30, 2015 , as compared with cost of sales of $360,017 and a gross loss of $6,393 or 1.8% of our revenues for the six month period ended June 30, 2014. Our gross profit margin or gross loss margin fluctuates according to certain variables.   Consumer demand at the retail level affects our retail pricing.  Supply and demand or availability at the auto auctions affects our cost of goods sold.  Also sales mix, economy versus luxury and gas guzzler versus gas miser, and the number of cars sold will affect gross profit or gross loss .

We incurred $10,201 in general and administrative expense for the six months ended June 30, 2015 , as compared with $1,135 in general and administrative expense for the six month period ended June 30, 2014 . The increase in general and administrative expense is largely the result of increased accounting and auditing expenses in the later period. We anticipate future general and administrative expenses will be more comparable to what was experienced in the later period.

We recorded a net loss of $24,999 for the six months ended June 30, 2015 , compared $20,528 for the six months ended June 30, 2014 .  The increase in net loss was largely attributable to increased general and administrative expense in the later period partially offset by a reduction in the gross loss in the later period.

Liquidity and Capital Resources

As of June 30,  2015 , we had $98,806 in current assets and current liabilities in the amount of $41,597 .

We are not able to maintain cash from our operations for the next 12 months.    Further , we require additional financing to expand our business operations.  Our business plan calls for ongoing expenses in increasing inventory, financing, and marketing, and possibly moving to a larger location. At the present time, we do not know more specific information about our expansion plans, the timing of our plans, or the cost involved.

If no additional financing is secured, we will not be able to pay our expenses to pursue our business plan. If that is the case, our business will not grow as desired. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. If we are unable to succeed in marketing our dealership and making sufficient sales to support our expanded business operations, we will be unable to achieve profitable operations.

Off Balance Sheet Arrangements

As of June 30, 2015 , there were no off balance sheet arrangements.

Certain Relationships and Related Transactions

Except as follows, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

 Any of our directors or officers;
 Any person proposed as a nominee for election as a director;
 Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
 Any of our promoters;
 Any relative or spouse of any of the foregoing persons who has the same house address as such person.

On January 1, 2014, we entered into a share exchange agreement with Alpine Auto Brokers, LLC, whereby we acquired all of the membership interests of the Utah Limited Liability Company in exchange for 1,000,000 shares of our common stock to our officer and director, Jason Wilkinson.

From time to time the President of the Company, Jason Wilkinson, will lend money at no fee, and without interest to the Company for use in purchasing vehicles for inventory if the Company funds are not sufficient, or if the Company needs funds to cover the cost of purchasing a “presold vehicle” for a short time until the consumer  purchases the vehicle.

Director Independence

Our sole member of our Board of Directors is not independent, as “independent” is defined in the rules of the NASDAQ National Market System.

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the OTC Markets  upon the effectiveness of the registration statement of which this prospectus forms a part. We will require assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us. We can provide no assurance that our shares will be quoted on the OTC-Markets, or if quoted, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on an Over-the-Counter Exchange; however, there can be no assurance that FINRA will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

As of January 1, 2014, there was one (1) stockholder of our common stock.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

	our financial condition;
	earnings;
	need for funds;
	capital requirements;
	prior claims of preferred stock to the extent issued and outstanding; and
	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

Summary Compensation

Mr. Wilkinson, our Principal Executive Officer has not received any compensation, including plan or non-plan compensation, as of the date of this Prospectus.

Mr. Wilkinson agreed to accrue his salary of $26,000 per year until the Company raised sufficient capital through future private placements or offerings or generate sufficient revenue through operations to make such payments.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jason Wilkinson President, Secretary, Director, & Treasurer
	2014	$26,000(1)	$0	$0	$0	$0	$0	$0	$26,000
(1)	During the year ended December 31, 2014, our sole officer and director earned compensation totaling $26,000, of which the total $26,000 was accrued.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

The transfer agent for the common stock will be West Coast Stock Transfer, 721 N. Vulcan Ave., Suite 205, Encinitas, CA 92024.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have outstanding an aggregate of 1,350,000 issued and outstanding. Of these shares, 350,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our officers and directors will not be purchasing shares in this offering. The remaining 1,000,000 shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The shares making up the 1,000,000 were issued, to our Officer and Director. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 and or Section 4(a)(1). As a result of these provisions of Rules 144, additional shares will be available for sale in the public market as follows:

	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
	the remainder of the restricted shares will be eligible for sale from time to time pursuant to available exemptions, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ALPINE at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on an OTC market at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules.

These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

In 2014, we engaged the services of Pritchett, Siler & Hardy, P.C, to provide an audit of our financial statements for the period from January 1, 2013 to December 31, 2014. They are our only auditor. We have no disagreements with our auditor through the date of this prospectus.

Prospectus

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.  THIS PROSPECTUS IN NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STAT WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _______ all dealer that effect transactions in these securities wheteher or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is _____, 2015

PART II:  Information not required in Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

Our Articles of Incorporation provide that the Company will indemnify its Directors and Officers to the fullest extent permissible under Nevada Law. Nevada Revised Statutes Section 78.7502 discusses indemnification of  directors, officers or others by a Nevada Corporation. It generally provides that they may be indemnified if they acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

The Bylaws provide for indemnification of the directors, officers, and employees of ALPINE in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of ALPINE if they were not engaged in willful misfeasance or malfeasance in the performance of his or his duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in ALPINE in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee.

Amounts
Accounting and audit	$8,000
EDGAR Filing Fees	$2,000
Transfer agent setup	$1,000
Securities and Exchange Commission registration fee	$4.07
Total	$11,004.07

RECENT SALES OF UNREGISTERED SECURITIES

Since inception (May 12, 2011) we issued and sold the following unregistered securities:

On January 1, 2014, the Company issued 1,000,000 shares of its $0.001 par value common stock Pursuant to the share exchange Agreement with Alpine Auto Brokers, LLC, dated January 1, 2014. The offering and sale of the shares of common stock will not be registered under the Securities Act of 1933 because the offering and sale was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 there under for transactions by an issuer not involving a public offering.

EXHIBITS

The Exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached.

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnihed to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnihed to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C)
Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§239.1100(c)).

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnihed, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnihed to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	In accordance of the Company’s request for acceleration of effective date pursuant to Rule 461 under the Securities Act:

(i)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Salt Lake City, State of Utah, on August 4, 2015.

Alpine Auto Brokers, Inc.

By:           /s/ Jason E. Wilkinson
Jason E. Wilkinson, Chief Executive Officer
and Principal Accounting Officer

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jason E. Wilkinson	President	August 4, 2015
Jason E. Wilkinson

/s/ Jason E. Wilkinson	Director	August 4, 2015
Jason E. Wilkinson

/s/ Jason E. Wilkinson	Principal Executive Officer	August 4, 2015
Jason E. Wilkinson

/s/ Jason E. Wilkinson	Principal Financial Officer	August 4, 2015
Jason E. Wilkinson

/s/ Jason E. Wilkinson	Principal Accounting Officer	August 4, 2015
Jason E. Wilkinson

/s/ Jason E. Wilkinson	Secretary/Treasurer	August 4, 2015
Jason E. Wilkinson

Financial Statements and Exhibits

(a)           Documents filed as part of this Report
1.           Financial Statements:
A.           INDEX TO FINANCIAL STATEMENTS
Independent Auditors’ Report F-1
Balance Sheet as of December 31, 2014 F-2
Statement of Operations for the Period January 1, 2013
through December 31, 2015 F-3
Statement of Stockholders’ Equity for the Period
January 1, 2013 through December 31, 2015 F-4
Statement of Cash Flows for January 1, 2013
through December 31, 2015 F-5
Notes to Financial Statements F-6 - F-10

(b) Exhibits
EXHIBIT INDEX

Exhibit	Description
3.1*	Articles of Incorporation of Alpine Auto Brokers, Inc. filed on May 12, 2011
3.2*	Bylaws of the Alpine Auto Brokers, Inc.
5.1*	Opinion of the Brunson Chandler & Jones, PLLC
10.1* 10.2*	Share Exchange Agreement Subscription Agreement
23.1*	Pritchett, Siler & Hardy, P.C

*       Filed herewith

PRITCHETT, SILER & HARDY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
A PROFESSIONAL CORPORATION
1466 N. HIGHWAY 89 STE. 230
FARMINGTON, UTAH  84025
_______________
(801) 447-9572     FAX (801) 447-9578

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Alpine Auto Brokers, Inc. and Subsidiary
Salt Lake City, Utah

We have audited the accompanying consolidated balance sheets of Alpine Auto Brokers, Inc. and Subsidiary as of December 31, 2014 and 2013 and the related consolidated statements of operations, owner’s equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Alpine Auto Brokers, Inc. and Subsidiary as of December 31, 2014 and 2013 and the consolidated results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has suffered recurring losses which raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, P.C.
Farmington, Utah
May 12, 2015

ALPINE AUTO BROKERS, INC. AND SUBSIDIARY
Consolidated Balance Sheets

ASSETS

	December 31,
	2014	2013

CURRENT ASSETS

Cash	$55,981	$30,160
Inventory	51,243	73,459

Total Current Assets	107,224	103,619

TOTAL ASSETS	$107,224	$103,619

LIABILITIES AND OWNER’S EQUITY

Related-party payable	$18,379	$3,307
Sales tax payable	6,635	2,371

Total Current Liabilities	25,014	5,678

OWNER’S EQUITY

Preferred stock, .001 par value, 10,000,000
shares authorized, no shares issued
or outstanding	-	-

Common stock, .001 par value, 100,000,000
shares authorized, 1,000,000 shares issued
and outstanding	1,000	-

Additional paid-in capital	160,156	-

Member's capital	-	133,956
Retained earnings	(78,946)	(36,015)

Total Owner’s Equity	82,210	97,941

TOTAL LIABILITIES AND OWNER’S EQUITY	$107,224	$103,619

The accompanying notes are an integral part of these financial statements.

ALPINE AUTO BROKERS, INC. AND SUBSIDIARY
Consolidated Statements of Operations

	For the Year Ended
	December 31,
	2014	2013

REVENUES	$359,524	$402,888

COST OF SALES	371,136	390,217

GROSS PROFIT	(11,612)	12,671

EXPENSES

Compensation expense	26,000	26,000
General and administrative	5,333	5,688

Total Expenses	31,333	31,688

LOSS FROM OPERATIONS	(42,945)	(19,017)

OTHER INCOME

Interest income	14	11

Total Other Expense	14	11

NET LOSS	$(42,931)	$(19,006)

The accompanying notes are an integral part of these financial statements.

ALPINE AUTO BROKERS, INC. AND SUBSIDIARY
Consolidated Statements of Owner’s Equity

			Additional			Total
	Common Stock		Paid-in	Member’s	Retained	Owner’s
	Shares	Amount	Capital	Capital	Earnings	Equity

Balance, January 11, 2013	-	-	-	106,756	(17,009)	89,747

Member contribution	-	-	-	27,200	-	27,200

Net loss for year ended
December 31, 2013	-	-	-	-	(19,006)	(19,006)

Balance, December 31, 2013	-	$-	$-	$133,956	$(36,015)	$97,941

Reverse recapitalization (Acquisition
of Alpine Auto, LLC)	1,000,000	1,000	132,956	(133,956)	-	-

Contributions to capital	-	-	27,200	-	-	27,200

Net loss for year ended
December 31, 2014	-	-	-	-	(42,931)	(42,931)

Balance, December 31, 2014	1,000,000	$1,000	$160,156	$-	$(78,946)	$82,210

The accompanying notes are an integral part of these financial statements.

ALPINE AUTO BROKERS, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows

	For the Year Ended
	December 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(42,931)	$(19,006)
Adjustments to reconcile net loss to
net cash used by operating activities:
Contributed services by members	27,200	27,200
Changes in operating assets and liabilities
Inventory	22,216	8,175
Related-party payable	15,072	(10,244)
Sales tax payable	4,264	776

Net Cash Used by Operating
Activities	25,821	6,901

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Increase in note payable-related party	-	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	-

NET INCREASE IN CASH	25,821	6,901

CASH AT BEGINNING OF YEAR	30,160	23,259

CASH AT END OF YEAR	$55,981	$30,160

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-
Income Taxes	$-	$-

NON-CASH FINANCING ACTIVITIES

Common stock issued for services	$-	$-
Contributed services by shareholders	$27,200	$27,200
Issuance of shares for reverse recapitalization	$97,941	-

The accompanying notes are an integral part of these financial statements.

ALPINE AUTO BROKERS, INC. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
December 31, 2014 and 2013

NOTE 1 - ORGANIZATION AND HISTORY

Alpine Auto Brokers, Inc. was organized in the state of Nevada in April 2011. Along with selling a retail inventory of vehicles to unknown customers, the Company also act as a buying agent to assist in locating a vehicle that a known customer would like to purchase from the Manheim networks of automobile auctions. We agree with the customer in advance of the acquisition of the vehicle concerning the amount of mark up of the resale price that will be charged to the customer. When we act as a buying agent for the customer, we have a general inventory risk until the car is sold to a consumer. When we assist a customer with locating a vehicle they would like to purchase, we know the customer’s identity, and the customer determines which vehicle will be purchased. These sales are called “presold vehicles.”

We were incorporated as Alpine Auto Brokers, Inc. on May 12, 2011, in the State of Nevada for the purpose of locating and purchasing used vehicles at auctions, from private individuals, from other dealers and selling these vehicles specifically to consumers in Salt Lake City, Utah. On January 1, 2014 we acquired 100 percent of the membership interests of Alpine Auto Brokers, LLC, a Utah Limited Liability Company formed on December 10, 2010.  We now operate through our wholly-owned subsidiary Alpine Auto Brokers, LLC.  Our dealership and executive offices are located at 749 South State Street, Salt Lake City, Utah 84111.

The acquisition was accounted for as a reverse recapitalization in which the operating entity’s historical financial statements become those of the “accounting acquirer” in which historical operating results are presented from inception.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting Method
The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

Inventory
The Company’s inventory consists of various makes and models of used automobiles. The automobiles are purchased primarily from various auction outlets. The automobiles are recorded and valued at cost. Cost includes the initial purchase price of the vehicle and any costs incurred to ship, recondition or repair the vehicle prior to sale. Management performs periodic reviews of its inventory for possible impairment. The Company values its inventory using the specific identification method.

Revenue Recognition
The Company’s sales revenue is derived from the sale of automobiles.  The Company records revenue at the time the sales documents are executed and full payment is reasonably assured.  Occasionally, cars held in inventory are sold for cash to automobile wholesalers when it is determined that they are not likely to be purchased by our retail customers within a reasonable time frame.  Management periodically reviews inventory for obsolescence.  As of December 31, 2014, the Company has recognized $-0- in obsolescence expense.

ALPINE AUTO BROKERS, INC. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
December 31, 2014 and 2013

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cost of Sales
The Company’s cost of sales consists of three components:  (1) the original purchase price of the vehicle; (2) taxes, license and other fees associated with purchasing the vehicle, (3) expenses incurred to ship, repair, recondition, and inspect the vehicles prior to placing the vehicle for sale on the lot.

General and Administrative Expenses
The Company’s general and administrative expenses consist of all other expenses incurred in normal operations of the business and include insurance, telephone and internet, office supplies and utilities. All expenses that exceed 10% of total expenses are segregated into a separate line on the Company’s statements of operation. All other expenses incurred that individually fall below the 10% threshold are included in general and administrative expense.

Owner’s Equity

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, 1,000,000 shares were outstanding as of the date of this prospectus. Upon sale of the 350,000 shares offered herein, we will have outstanding 1,350,000 shares of common stock.  Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights, but are entitled to one vote for each shares of common stock they hold. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of ALPINE, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Consolidation
The accounts of the Company include those of Alpine Auto Brokers Inc, and its subsidiary, Alpine Auto Brokers, LLC. All intercompany accounts have been eliminated in consolidation.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company has an accumulated deficit of $78,946 as of December 31, 2014 which raises substantial doubt about its ability to continue as a going concern.

ALPINE AUTO BROKERS, INC. AND SUBSIDIARY
Notes to the Consolidated Financial Statements
December 31, 2014 and 2013

NOTE 4 – RELATED PARTY TRANSACTIONS

The Company utilizes a related-party due to/from account for reimbursing automobile purchases and sales.  The liability accrues no interest and is due on demand.  The payable had balance of $18,379 and $3,307 on December 31, 2014 and 2013, respectively.

From time to time the President of the Company will lend money at no fee, and without interest to the Company for use in purchasing vehicles for inventory if the Company funds are not sufficient, or if the Company needs funds to cover the cost of purchasing a “presold vehicle” for a short time until the consumer  purchases the vehicle.

NOTE 5 – INCOME TAXES

Prior to 2014, the Company was a Limited Liability Company (LLC). Accordingly its taxable income or loss was “passed-through” to its member, and no taxable income or loss attributed to the Company. Pursuant to the reverse recapitalization (see note 1), the Company’s operations were conducted through the corporation, subject to its own income taxes.  Accordingly, in 2014, the Company incurred $42,931 in net operating losses, which will expire in 2034. Due to the uncertainty of their realization, the Company has provided a full valuation allowance against the deffered tax asset resulting from the NOL.

The Company’s provision for income taxes was $0 and $0 for the years ended December 31, 2014 and 2013 respectively. The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% (34% federal and 5% state) to pretax income from continuing operations for the years ended December 31, 2014 and 2013 due to the following:

	2014	2013
Income tax (benefit) computed at statutory rates	$(16,743)	$(7,412)
Operations subject to “pass-through” provisions of LLC statutes	-	7,412
Surtax exemption – effect of graduated rates	8,160	-
Increase in valuation allowance	8,583	-
Provision for income taxes	$-	$-

In July, 2006, the FASB issued ASC 740, “Accounting for Uncertainty in Income Taxes” which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a return. ASC 740 provides guidance on the measurement, recognition, classification and disclosure of tax positions, along with accounting for the related interest and penalties. ASC 740 became effective as of July 1, 2008 and had no impact on the Company’s financial statements. The Company’s income tax returns for 2012, 2013 and 2014 are subject to examination by taxing authorities.

NOTE 6 – SUBSEQUENT EVENTS

The Company evaluated subsequent events through the date the financial statements were issued and there were no significant subsequent events to report.

ALPINE AUTO BROKERS, INC. AND SUBSIDIARY
Condensed Balance Sheets
(Unaudited)

ASSETS

June 30,
2015

CURRENT ASSETS

Cash	$33,164
Inventory	65,642

Total Current Assets	98,806

TOTAL ASSETS	$98,806

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Related-party payable	$30,402
Sales tax payable	11,195

Total Current Liabilities	41,597

STOCKHOLDERS' DEFICIT

Common stock; 20,000,000 shares authorized at $0.00001
par value, 6,000,000 and 5,000,000 shares issued and outstanding
at March 31, 2013 and December 31, 2012 respectively	1,000
Additional paid-in capital	160,156
Deficit accumulated during the development stage	(103,947)

Total Stockholders' Equity	57,209

TOTAL LIABILITIES AND STOCKHOLDERS'
DEFICIT	$98,806

The accompanying notes are an integral part of these condensed financial statements.

ALPINE AUTO BROKERS, INC. AND SUBSIDIARY
Condensed Statements of Operations
(Unaudited)

For the Six Months Ended
June 30,
2015

REVENUES	$112,477

COST OF SALES	114,275

GROSS PROFIT (LOSS)	(1,798)

OPERATING EXPENSES

Compensation expense	13,000
General and administrative	10,201

Total Expenses	23,201

LOSS BEFORE INCOME TAXES	(24,999)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(24,999)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)

WEIGHTED AVERAGE
NUMBER OF COMMON SHARES
OUTSTANDING - BASIC AND DILUTED	1,000,000

The accompanying notes are an integral part of these condensed financial statements

ALPINE AUTO BROKERS, INC. AND SUBSIDIARY
Consolidated Statements of Owner’s Equity (Unaudited)

			Additional			Total
	Common Stock		Paid-in	Member’s	Retained	Owner’s
	Shares	Amount	Capital	Capital	Earnings	Equity

Balance, January 11, 2013	-	-	-	106,756	(17,009)	89,747

Member contribution	-	-	-	27,200	-	27,200

Net loss for year ended
December 31, 2013	-	-	-	-	(19,006)	(19,006)

Balance, December 31, 2013	-	$-	$-	$133,956	$(36,015)	$97,941

Reverse recapitalization (Acquisition
of Alpine Auto, LLC)	1,000,000	1,000	132,956	(133,956)	-	-

Contributions to capital	-	-	27,200	-	-	27,200

Net loss for year ended
December 31, 2014	-	-	-	-	(42,931)	(42,931)

Balance, December 31, 2014	1,000,000	$1,000	$160,156	$-	$(78,946)	$82,210

Net loss for six months ended
June 30, 2015	-	-	-	-	(24,999)	(24,999)

Balance, June 30, 2015	1,000,000	$1,000	$160,156	$-	$(103,947)	$57,209

The accompanying notes are an integral part of these financial statements.

ALPINE AUTO BROKERS, INC. AND SUBSIDIARY
Condensed Statements of Cash Flows
(Unaudited)

For the Six Months Ended
June 30,
2015

OPERATING ACTIVITIES

Net loss	$(24,999)
Adjustments to reconcile net loss to net cash
used in operating activities:
Changes in operating assets and liabilities:
Inventory	(14,400)
Accounts payable	-
Related-party payable	12,023
Sales tax payable	4,560

Net Cash Used in Operating Activities	(22,816)

INVESTING ACTIVITIES	-

FINANCING ACTIVITIES
Increase in note payable-related party	-

Net Cash Provided by Financing Activities	-

NET DECREASE IN CASH	(22,816)

CASH AT BEGINNING OF PERIOD	55,981

CASH AT END OF PERIOD	$33,164

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-
Income Taxes	$-

The accompanying notes are an integral part of these condensed financial statements.

ALPINE AUTO BROKER, INC. AND SUBSIDIARY
Notes to Financial Statements
June 30, 2015
(Unaudited)

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at June 30, 2015, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2014 audited financial statements.  The results of operations for the period ended June 30, 2015 is not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

         NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

ALPINE AUTO BROKER, INC. AND SUBSIDIARY
Notes to Financial Statements
June 30, 2015
(Unaudited)

          NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position or statements.

            NOTE 4 - RELATED PARTY TRANSACTIONS

The Company utilizes a related-party due to/from account for reimbursing automobile purchases and sales.  The liability accrues no interest and is due on demand.  The payable had a balance of $ 30,402 on June 30, 2015.

From time to time the President of the Company will lend money at no fee, and without interest to the Company for use in purchasing vehicles for inventory if the Company funds are not sufficient, or if the Company needs funds to cover the cost of purchasing a “presold vehicle” for a short time until the consumer  purchases the vehicle.

NOTE 5 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 Company management reviewed all material events through the date of this report and determined that there are no material subsequent events to report.